UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OFTHE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 10, 2012 (December 7, 2012)

Atlas Financial Holdings, Inc.
(Exact name of Registrant as specified in its charter)

Commission File Number
000-54627

CAYMAN ISLANDS	27-5466079
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

150 NW POINT BOULEVARD	60007
Elk Grove Village, IL	(Zip Code)
(Address of principal executive offices)

Registrant's telephone number, including area code: (847) 472-6700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.     Submission of Matters to a Vote of Security Holders.
         On December 7, 2012, Atlas Financial Holdings, Inc. (the “Company”) held its Extraordinary General Meeting of Shareholders. At the meeting, shareholders (i) approved a special resolution to effect a share consolidation of the Company's ordinary shares, par value $0.001 and restricted voting common shares, par value $0.001 at a ratio of one-for-three such that the number of the Company's authorized ordinary shares and restricted shares is decreased and the par value of each Ordinary Share and Restricted Share is increased by that ratio (“Proposal 1”) and (ii) adopted an amendment to Article Six of the Company's Amended and Restated Memorandum of Association to reflect the share consolidation (“Proposal 2”).The affirmative vote of not less than two-thirds of votes cast on the matter was required to approve Proposal 1 and Proposal 2.
Set forth below are the final voting results for each of the proposals:
Proposal 1 - Share Consolidation
The share consolidation at a ratio of one-for-three was approved. The voting results were as follows:

Votes For	Votes Against
6,561,802	—
Proposal 2 - Amendment to Article Six of the Amended and Restated Memorandum of Association
The amendment to Article Six of the Company's Amended and Restated Memorandum of Association to reflect the share consolidation was approved. The voting results were as follows:

Votes For	Votes Against
6,561,802	—

Item 8.01.	Other Information.
On December 7, 2012, the Company issued a press release announcing the results of its Extraordinary General Meeting of Shareholders. A copy of such press release is attached as Exhibit 99.1 hereto.
Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits

1.	Press release, dated December 7, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 10, 2012		Atlas Financial Holdings, Inc.

	By:	/s/ Paul Romano
Name: Paul Romano
Title: Vice President and Chief Financial Officer